SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 29, 2010

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-53595	56-2416925
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

6 Shengwang Ave, Qufu, Shandong, China 273100

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 537-4424999
(ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2010 Qufu Natural Green Engineering Co., Ltd. (“Qufu Natural Green”) a wholly owned subsidiary of Sunwin International Neutraceuticals, Inc. (the “Company”) entered into a Stock Sale and Purchase Agreement (the “Agreement”) to sell its 100% ownership interest in Shengya Veterinary Medicine Co., Ltd. (“Shengya”) to Mr. Laiwang Zhang, the Company’s President and Chairman of its Board of Directors.

Shengya manufactures and sells a variety of veterinary medicines in China that historically represents less than 20% of the total revenues of the Company and represented approximately 12% of the total revenues of the Company in its fiscal year ended April 30, 2010 compared to 16.7% in the fiscal year ended April 30, 2009.  The Company has determined to streamline its product offerings to focus on its core business of producing and selling stevia and other herb-based products including herb extracts and herb medicines.  Consequently, the Company has determined to exit all business activities related to its veterinary medicines and sell its 100% interest in Shengya to Mr. Zhang.

Under the terms of the Agreement, the purchase price for the 100% ownership interest in Shengya is $5,003,869, the net book value of Shengya’s assets (total assets minus total liabilities) as set forth on its consolidated balance sheet as of April 30, 2010 (the “Purchase Price”).  Upon closing of the transaction, Mr. Zhang will pay the Purchase Price by cancelling 7,818,545 shares of the Company’s common stock he owns (the “Cancelled Shares”).  The value of the Company’s common stock for purposes of computing the number of Cancelled Shares was the average of the closing price of the stock over the 10 trading days prior to the date of the Agreement.  The transaction is expected to close on July 31, 2010.

The Company does not expect to incur any material costs or take any charges upon the closing of this transaction pursuant to the Agreement and does not expect any in the future.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See the disclosure related to Item 1.01 Entry into a Material Definitive Agreement.

Item 2.05 Costs Associated with Exit or Disposal Activities.

See the disclosure related to Item 1.01 Entry into a Material Definitive Agreement.

Item 7.01  Regulation FD Disclosure.

On July 7, 2010, the Company will issue a press release to announce the signing of the Stock Sale and Purchase Agreement to sell its 100% ownership interest in Shengya to Mr. Laiwang Zhang. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:
10.1	Stock Sale and Purchase Agreement by and between Qufu Natural Green Engineering Co., Ltd., Shengya Veterinary Medicine Co., Ltd. and Mr. Laiwang Zhang dated June 29. 2010.
99.1	Sunwin International Neutraceuticals, Inc. July 7, 2010 Press Release (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunwin International Neutraceuticals, Inc.

Date: July 6, 2010	By:	/s/ Dongdong Lin
Dongdong Lin, Chief Executive Officer